EXHIBIT 32.1

CERTIFICATION OF CEO AND CFO PURSUANT TO

18 U.S.C. § 1350,

AS ADOPTED PURSUANT TO

§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Private Media Group, Inc. (the “Company”) for the annual period ending December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Berth Milton, Chief Executive Officer of the Company, and Johan Gillborg, Vice President, Chief Financial Officer and Chief Accounting Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Berth Milton
Berth Milton
Chief Executive Officer

June 3, 2011

/s/ Johan Gillborg
Johan Gillborg
Chief Financial Officer

June 3, 2011

This certification accompanies this Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.